EXHIBIT 5.1

Telephone: (312) 862-2000	300 N. LaSalle Chicago, Illinois 60654 www.kirkland.com	Facsimile: (212) 862-2200

November 15, 2011

Acadia Healthcare Company, Inc.

830 Crescent Centre Drive,

Suite 610

Franklin, Tennessee 37067

Registration Statement on Form S-8

Ladies and Gentlemen:

We are providing this letter in our capacity as special counsel to Acadia Healthcare Company, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) covering up to 2,700,000 shares of common stock of the Company, par value $0.01 per share (the “Plan Shares”). The Plan Shares comprise 2,700,000 shares available for future issuance under the Acadia Healthcare Company, Inc. 2011 Incentive Compensation Plan (the “Plan”). For purposes of this letter, we have examined such documents, records, certificates, resolutions and other instruments deemed necessary as a basis for this opinion.

Based upon and subject to the assumptions and limitations stated in this letter, we advise you that the Plan Shares are duly authorized and, when (i) the Registration Statement related to the Plan Shares becomes effective under the Act, (ii) the Plan Shares have been duly issued in accordance with the terms of the Plan, the Company’s Amended and Restated Certificate of Incorporation, as certified by the Secretary of State of the State of Delaware on October 28, 2011 (the “Amended Charter”), and the Company’s Amended and Restated By-Laws, the Plan Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

We have relied without independent investigation upon, among other things, an assurance from the Company that the number of shares which the Company is authorized to issue in its Amended Charter exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuances in connection with the Plan by at least the number of Plan Shares which may be

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Acadia Healthcare Company, Inc.

November 15, 2011

issued in connection with the Plan and we have assumed that such condition will remain true at all future times relevant to this opinion. We have assumed that the Company will cause certificates, if any, representing the Plan Shares issued in the future to be properly executed and delivered and will take all other actions appropriate for the issuances of such Plan Shares. Our opinion assumes that the Registration Statement related to the Plan Shares will become effective under the Act before any Plan Shares covered by such Registration Statement are sold.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Plan Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP